Exhibit 23.4

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Powerus Corporation of our report dated July 23, 2026, relating to the financial statements of Agile Autonomy, LLC, appearing in Powerus Corporation’s (f/k/a Aureus Greenway Holdings Inc.) Registration Statement on Form S-4 (File No. 333-297786).

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Woodbridge, New Jersey
October 16, 2026